AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

     This Amendment No. 1 to the Management Agreement (the "Agreement") dated December 8, 2000, by and between Met Investors Series Trust and Met Investors Advisory Corp. (the "Manager"), is entered into effective the ___ day of February, 2001.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

         WHEREAS the Manager and the Trust desire to make certain changes to the Agreement; NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows: 1. Schedule A of the Agreement hereby is amended to add the following additional Portfolios:


                  Portfolio                                   Percentage of average daily net assets
                  ---------                                   --------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Lord Abbett  Mid-Cap Value Portfolio                         0.70% of first $200
                                                             million   of   such
                                                             assets  plus  0.65%
                                                             of such assets over
                                                             $200  million up to
                                                             $500  million  plus
                                                             0.625%    of   such
                                                             assets   over  $500
                                                             million

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Lord Abbett Growth Opportunities Portfolio                   0.70% of
                                                             first $200  million
                                                             of such assets plus
                                                             0.65%    of    such
                                                             assets   over  $200
                                                             million  up to $500
                                                             million plus 0.625%
                                                             of such assets over
                                                             $500 million

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Janus Aggressive Growth Portfolio                            0.80% of
                                                             first $100  million
                                                             of such assets plus
                                                             0.75%    of    such
                                                             assets   over  $100
                                                             million  up to $500
                                                             million  plus 0.70%
                                                             of such assets over
                                                             $500 million

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
MFS Research International Portfolio                         0.80% of
                                                             first $200  million
                                                             of such assets plus
                                                             0.75%    of    such
                                                             assets   over  $200
                                                             million  up to $500
                                                             million  plus 0.70%
                                                             of such assets over
                                                             $500  million up to
                                                             $1   billion   plus
                                                             0.65%    of    such
                                                             assets    over   $1
                                                             billion

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
MFS Mid Cap Growth Portfolio                                 0.65% of
                                                             first $150  million
                                                             of such assets plus
                                                             0.625%    of   such
                                                             assets   over  $150
                                                             million  up to $300
                                                             million  plus 0.60%
                                                             of such assets over
                                                             $300 million

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
PIMCO Innovation Portfolio                                   1.05%

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
PIMCO Money Market Portfolio                                 0.40%

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
PIMCO Total Return Portfolio                                 0.50%

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Putnam Research Portfolio                                    0.80% of first $250 million of such assets plus 0.75%
                                                             of such assets over $250 million
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
Oppenheimer Capital Appreciation Portfolio                   0.65% of
                                                             first $150  million
                                                             of such assets plus
                                                             0.625%    of   such
                                                             assets   over  $150
                                                             million  up to $300
                                                             million  plus 0.60%
                                                             of such assets over
                                                             $300  million up to
                                                             $500  million  plus
                                                             0.55%    of    such
                                                             assets   over  $500
                                                             million

------------------------------------------------------------ ---------------------------------------------------------



         2. All other terms and conditions of the Agreement shall remain in full force and effect. IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the ___ day of February, 2001.

                                                     MET INVESTORS SERIES TRUST

                                                     By:______________________
                                                      Name: Elizabeth M. Forget
                                                      Title: President

                                                    MET INVESTORS ADVISORY CORP.

                                                     By:_______________________
                                                      Name: Elizabeth M. Forget
                                                      Title: President